EXHIBIT 10.1

SUBLEASE AGREEMENT

BETWEEN

LUIGI BORMIOLI CORPORATION

And
STRATA SKIN SCIENCES, INC.

Premises:  Suite 140, containing approximately 8,513 square feet of space on the first floor of the office building located at 5 Walnut Grove Drive, Horsham, PA

Dated:  September 28, 2018

SUBLEASE AGREEMENT
THIS SUBLEASE AGREEMENT ("Lease") is made and entered into this 28th day of September, 2018 (the "Execution Date"), by and between LUIGI BORMIOLI CORPORATION, a Pennsylvania corporation (hereinafter referred to as "Lessor") and STRATA SKIN SCIENCES, INC., a Delaware corporation (hereinafter referred to as "Lessee").
W I T N E S E S:
In consideration of the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.          PREMISES.
A.          Lessor hereby subleases to Lessee and Lessee hereby leases from Lessor Suite 140, containing approximately 8,513 square feet of office space (the "Premises"), in the office building (hereinafter referred to as the "Building"), located at 5 Walnut Grove Drive, Horsham, Montgomery County, Pennsylvania (hereinafter referred to as the "Property") as shown on the plan attached hereto as Exhibit "A".
B.          All of Lessor's existing furniture in the Premises (the 'Furniture"), shall remain in the Premises during the Term and Lessee shall have the right to use the Furniture during the Term.  Lessee shall not be responsible for maintaining the Furniture in any particular condition during the term. Lessor makes no representation or warranty as to the condition of the Furniture, other than as expressly stated in paragraph 8.A.
C.          Notwithstanding anything to the contrary contained herein, Lessor shall have the right to occupy a portion of the Premises designated by Lessee, as long as such area is sufficient in size for up to ten (10) employees of Lessor, and their computers and related equipment to be able to use such area as office space, from the Commencement Date (as hereinafter defined) through January 31, 2019.  Lessor agrees to abide by any of Lessee's reasonable rules and regulations and further agrees to cause its employees not to interfere with Lessee's use and enjoyment of the Premises.
2.          TERM; RENEWAL.
A.          The term of this Lease (hereinafter referred to as the "Term"), shall commence on November 15, 2018 (hereinafter referred to as the "Commencement Date"), and shall terminate on January 31, 2023, unless sooner terminated or renewed as provided for herein.
B.          Lessee shall have the option to renew this Lease for one (1) additional term of two (2) years (the "Renewal Term"), provided that:
(1)          Lessee is not in default at the time it exercises such option right;

(2)          Lessee gives written notice to Lessor of its exercise of such option right at least three hundred sixty‑five (365) days prior to the expiration of the then current Term.  Such renewal period shall be upon the same terms and conditions of this Lease except that the Base Rent (as hereinafter defined) for the Premises shall be as set forth on the Rent Rider attached hereto as Exhibit "B".  Lessee shall have no right to extend or renew beyond the one (1) two (2) year Renewal Term and in the event Lessee shall fail to exercise timely its option with regard to the Renewal Term, Lessee's rights hereunder with regard to extending the Term shall immediately and irrevocably terminate.  In the event the aforesaid option to renew is duly exercised, all references contained in this Lease to the Term, whether by number of years, number of months or otherwise, shall be construed to refer to the Term as extended, as aforesaid, whether or not specific reference thereto to such extension or renewal is made in this Lease.  It shall be a condition of Lessee's right to exercise its option to renew that Lessee is in material compliance with all of the terms and conditions of this Lease, both at the time of Lessee's exercise of its option to renew and at the time the Renewal Term is scheduled to commence.  The immediately preceding sentence may be waived by Lessor, in its sole discretion; it may not, however, be used by Lessee as a means to negate the effectiveness of Lessee's exercise of its option to renew.
3.          RENTALS; ESCROW FOR RENTALS.
A.          Lessee's Base Rent shall be abated for the period commencing on the Commencement Date and ending on January 31, 2019.  Thereafter, Lessee covenants and agrees to pay to Lessor, as rent for the Premises, the Base Rent as set forth on the Rent Rider attached hereto as Exhibit "B" (the "Rentals") commencing on February 1, 2019 (hereinafter referred to as the "Rent Commencement Date").
B.          Lessee shall pay the Rentals when due and payable, without any set-offs, deductions or prior demand thereof in accordance with the provisions of Section 3E below.  In the event that any Rentals are not paid within ten (10) days after the same is due, Lessee shall pay a late charge of four percent (4%) of the amount due.
C.          Any payment by Lessee or acceptance by Lessor of a lesser amount than shall be due from Lessee to Lessor shall be treated as a payment on account.  The acceptance by Lessor of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full or payment for particular Lease charges, shall be given no effect and Lessor may accept such check without prejudice to any other rights or remedies which Lessor may have against Lessee.  Lessor may apply such payments against the earliest outstanding Lease charges, or in any other manner which it may choose to account for such payments.
D.          Base Rent shall be payable in equal monthly installments in advance on the first day of each full calendar month during the Term, commencing on the Rent Commencement Date.  In the event that the Rent Commencement Date shall be on a day other than the first day of a calendar month, the Rentals shall be pro-rated for the fractional month between the Rent Commencement Date and the first day of the first full calendar month following the Rent Commencement Date on a per diem basis, calculated on a thirty (30) day month.

E.          In order to ensure timely payment of Minimum Annual Rent and Annual Operating Expenses (each as defined in the Master Lease (as hereinafter defined)) under the Master Lease (collectively, the "Master Lease Rent") to Master Landlord when due, Lessor and Lessee agree as follows:
(a)          Subsequent to the execution of this Lease, but in no event later than October 15, 2018, Lessor and Lessee shall establish with TriState Capital Bank a non-interest bearing deposit account in the names of Lessor and Lessee (the "Escrow Account") from which all payments of Master Lease Rent shall be made during the term of this Lease.
(b)          Subsequent to the execution of this Lease, but in no event later than October 15, 2018, Lessor shall deposit into the Escrow Account an amount equal to (i) the Master Lease Rent due under the Master Lease during the last six (6) months of the Term (without giving effect to the Renewal Term) less (ii) the Base Rent due under this Lease during the last six (6) months of the Term (without giving effect to the Renewal Term).  For purposes of making the foregoing deposit, Lessor and Lessee have agreed to use an estimate of Eight Thousand Five Hundred Fifty Three Dollars and Eighty Nine Cents ($8,553.89) per month as the amount of Annual Operating Expenses on which to base the Annual Operating Expenses component of the foregoing deposit.
(c)          Subsequent to the execution of this Lease, but in no event later than October 15, 2018, Lessee shall deposit into the Escrow Account the Base Rent due under this Lease during the last six (6) months of the Term (without giving effect to the Renewal Term).
(d)          On each of December 1, 2018 and January 1, 2019, Lessor shall deposit into the Escrow Account an amount equal to the Master Lease Rent due on such date.  On or before the first day of each month commencing February 1, 2019 through the first business day of the last month of the Term (as the same may be extended by the Renewal Term), Lessor shall deposit into the Escrow Account an amount equal to the Master Lease Rent due on such date less (ii) the Base Rent due on such date.
(e)          On or before the first business day of each month commencing February 1, 2019 through the first business day of the last month of the Term (as the same may be extended by the Renewal Term), Lessee shall deposit into the Escrow Account an amount equal to the Base Rent due on such date which deposit shall satisfy Lessee's obligation to pay Base Rent under this Lease.
(f)          Lessor shall apply the amounts deposited by Lessor and Lessee in the Escrow Account to pay the installments of Master Lease Rent when due under the Master Lease.  Upon the occurrence of a default by Lessor under this Lease or the Master Lease, each beyond any applicable notice and cure period, Lessee may cause the funds on deposit in the Escrow Account to be applied to pay the installments of Master Lease Rent when due under the Master Lease.

(g)          Lessor and Lessee shall cooperate in causing the balance of any proceeds remaining in the Escrow Account after expiration of the Term (as the same may be extended pursuant to the provisions of Section 2B above) or earlier termination of this Lease to be distributed to each of Lessor and Lessee pro rata in accordance with the percentage by which the remaining balance contributed by each party bears to the total remaining balance.
(h)          Lessor and Lessee shall each have electronic access to the account and Lessor and Lessee shall cooperate in causing a copy of all bank statements for the Escrow Account to be provided directly to Lessor and Lessee. Lessor and Lessee agree that neither party shall have any right to withdraw any funds from this account, other than to pay the Master Lease Rent as specified herein.
4.          TAXES.
A.          Lessor shall pay all real estate taxes, ad valorem taxes and assessments, general and special, use and occupancy taxes, mercantile taxes, waste management fees, and any other tax imposed upon or levied against real estate, or upon owners of real estate as such rather than persons generally, which are assessed against Lessor, payable with respect to or allocable to the Property to the extent required, and when due, as Additional Rent (as defined in the Master Lease) under the Master Lease.
B.          Notwithstanding the foregoing, Lessee shall pay, prior to the time the same shall become delinquent, or payable with penalty, all taxes imposed on its inventory, furniture, trade fixtures, apparatus, equipment, leasehold improvements installed by Lessee and any other property of Lessee.
5.          UTILITIES; MAINTENANCE AND REPAIR OF UTILITIES.
A.          Responsibility of Lessor.  Lessee acknowledges that Master Landlord, pursuant to and under and subject to the terms and conditions of the Master Lease (as hereinafter defined) furnishes the Premises with electricity, heating and air conditioning for the normal use and occupancy of the Premises as general offices between 8:00 a.m. and 6:00 p.m., Monday through Friday (legal holidays excepted).  Under no circumstances shall Lessee install in the Premises any equipment which requires more than 110 volts of electricity.  Lessee acknowledges that Lessor shall not be responsible or liable for any interruption in utility services, nor shall such interruption affect the continuation or validity of this Lease.
B.          Maintenance and Repair.  Lessee also acknowledges that Master Landlord, pursuant to and under and subject to the terms and conditions of the Master Lease shall, at its own cost and expense, maintain, repair and replace (as necessary) all of the connections, equipment, systems and fixtures located within the Premises and which service the Premises with  telephone, electricity and water.  All work performed in the Premises shall be performed in a workmanlike fashion, in compliance with all federal, state and local laws and regulations and all professional standards governing such work.  The provisions of this Section 5B are subject to the provisions of Section 8C below which are incorporated herein by reference as if fully set forth.

6.          USE.
Lessee shall use the Premises for general office purposes and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Lessor.  Lessee is expressly prohibited from using the Premises in conflict with all applicable zoning ordinances and regulations.
7.          INDEMNIFICATION AND INSURANCE.
A.          Indemnification by Lessee.  Lessee will indemnify Lessor, its agents and employees against, and hold Lessor, its agents and employees harmless from any and all demands, claims, causes of action, fines, penalties, damages (excluding punitive and consequential damages), losses, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees and court costs) incurred in connection with or arising from:  (a) the use or occupancy of the Premises by Lessee or any person claiming under Lessee; (b) any activity, work or thing done or permitted by Lessee in or about the Premises; (c) any acts, omissions or negligence of Lessee, or any person claiming under Lessee, or the employees, agents, contractors, invitees or visitors of Lessee or any such person; (d) any breach, violation or nonperformance by Lessee, or any person claiming under Lessee, or the employees, agents, contractors, invitees or visitors of Lessee or any such person, of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; or (e) any injury or damage to the person, property or business of Lessee, its employees, agents, contractors, invitees, visitors or any other person entering upon the Premises under the express or implied invitation of Lessee.  If any action or proceeding is brought against Lessor, its employees or agents by reason of any such claim, Lessee, upon notice from Lessor, will defend the claim at Lessee's expense with counsel reasonably satisfactory to Lessor.  Notwithstanding anything to the contrary herein, Lessee shall have no obligation to Lessor under this Section 7A to the extent the matter for which Lessee would otherwise be required to indemnify Lessor arises from (i) a breach of this Lease by Lessor, (ii) a breach of the Master Lease by Lessor or (iii) the negligence or willful misconduct of Lessor, its agents or employees.  Lessee is also required to comply with all indemnification provisions in favor of Master Landlord as set forth in the Master Lease and the Master Landlord Consent.
B.          Indemnification by Lessor.  Lessor will indemnify Lessee, its agents and employees against, and hold Lessee, its agents and employees harmless from any and all demands, claims, causes of action, fines, penalties, damages (excluding punitive and consequential damages), losses, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees and court costs) incurred in connection with or arising from:  (a) the use or occupancy of the Premises by Lessor or any person claiming under Lessor; (b) any activity, work or thing done or permitted by Lessor in or about the Premises (unless done by Lessee); (c) any acts, omissions or negligence of Lessor, or any person claiming under Lessee, or the employees, agents, contractors, invitees or visitors of Lessor or any such person; (d) any breach, violation or nonperformance by Lessor, or any person claiming under Lessor, or the employees, agents, contractors, invitees or visitors of Lessor or any such person, of any term, covenant or provision of this Lease or the Master Lease or any law, ordinance or governmental requirement of any kind; or (e) any injury or damage to the person, property or business of Lessor, its employees, agents, contractors, invitees, visitors or any other person entering upon the Premises under the express or implied invitation of Lessor.  If any action or proceeding is brought against Lessee, its employees or agents by reason of any such claim, Lessor, upon notice from Lessee, will defend the claim at Lessor's expense with counsel reasonably satisfactory to Lessee.  Notwithstanding anything to the contrary herein, Lessor shall have no obligation to Lessee under this Section 7B to the extent the matter for which Lessor would otherwise be required to indemnify Lessee arises from (i) a breach of this Lease by Lessee, (ii) a breach of the Master Lease by Lessee or (iii) the negligence or willful misconduct of Lessee, its agents or employees.
C.          Lessee's Insurance.
(1)          Lessee, at its sole cost and expense, shall purchase and maintain during the Term, comprehensive bodily injury and property damage liability insurance against claims for bodily injury, death or property damage, occurring in, on or about the Premises, naming Lessee as the insured and Lessor as an additional named insured, as well as Lessor's designees, such insurance to afford minimum protection of not less than Two Million Dollars ($2,000,000.00) combined single limit coverage.
(2)          To the extent required by law, Lessee shall maintain, throughout the Term, worker's compensation or similar insurance in form and amounts required by law.
D.          Policy Requirements for Lessee's Insurance.  All policies of insurance shall be nonassessable and shall be issued by responsible insurance companies, holding a rating of "A"/Class X or better by Best's Insurance Reports, or by an equivalent rating bureau should Best's Insurance Reports cease to be issued, qualified to do business in Pennsylvania and qualified under the laws of Pennsylvania to assume risks covered by all policies.  The general liability policy shall name as additional insureds Lessor and its designees, as their interests may appear.  The policies shall contain a provision by which the insurers agree that each such policy shall not be canceled or modified except after thirty (30) days written notice to Lessor and its designees.  Policies or certificates thereof shall be deposited with Lessor at least fifteen (15) days prior to the Commencement Date.  If Lessee shall fail to perform any of its obligations under this Section, Lessor may, at its sole discretion, perform same, and the cost thereof shall be payable as Additional Rent upon demand by Lessor, and/or declare Lessee to be in default hereunder and exercise any or all of its remedies provided for in Section 19B below.

E.          Lessor's Insurance. Lessor shall maintain the insurance required to be maintained by Lessor under the Master Lease meeting the requirements for such insurance set forth in the Master Lease, which insurance shall name Lessee as an additional named insured.
F.          Master Lease Insurance Requirements.  Lessee is also required to comply with all insurance requirements in favor of Master Landlord as set forth in the Master Lease and the Master Landlord Consent.
G.          Termination Upon Termination of Master Lease.  This Lease shall terminate upon any termination of the Master Lease.
H.          Survival. The rights and remedies of Lessor and Lessee applicable as a result of a termination of this Lease, including, without limitation, the right to indemnification provided for in this Lease, shall survive such termination.
8.          MAINTENANCE AND REPAIRS.
A.          Lessor covenants to deliver, and Lessee agrees to accept, the Premises and the furniture in the same condition as the condition of the Premises on the Execution Date.
B.          Lessee also acknowledges that Master Landlord, pursuant to and under and subject to the terms and conditions of the Master Lease shall, at its own cost and expense, make all necessary repairs and replacements to the Premises, the common areas, and any other improvements located on or within the Premises, unless necessitated as a result of the negligence or willful misconduct of Lessee or its agents, contractors or employees.  Lessee shall return the Premises to Lessor in such good order and condition at the expiration or termination of the Term, ordinary wear and tear excepted, as is required for surrender of the Premises under the Master Lease.
C.          In the event Lessee determines that maintenance, repairs or replacements to the Premises are required which are the responsibility of Master Landlord, Lessee will provide reasonably detailed notice of such requirement to Lessor.  Lessor shall promptly, and in any event, within twenty four (24) hours, notify Master Landlord of the need for such maintenance, repairs or replacements and shall provide a confirmation of such notice to Lessee; provided, that if the condition is such that Lessee reasonably determines that Master Landlord's immediate action is required, Lessee shall so advise Lessor and Lessor shall provide such notice to Master Landlord immediately and, in any event, within five (5) hours and shall provide a confirmation of such notice to Lessee.  In the event Lessor does not provide notice to Master Landlord of the need for maintenance, repairs or replacements within the time required by this Section 8C, Lessor authorizes Lessee to communicate directly with Master Landlord with regard to such maintenance, repairs or replacements.  After such notice has been provided to Master Landlord, whether by Lessor or Lessee, Lessor authorizes Lessee to communicate directly with Master Landlord as Lessee determines to be appropriate to secure the completion of such maintenance, repairs or replacement.

9.          ALTERATIONS; IMPROVEMENTS.
A.          Lessee shall not make any alterations, renovations, improvements or other installations in, on or to any part of the Premises (including, without limitation, any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus or equipment of any kind to any part of the Premises) unless and until Lessee shall have obtained Lessor's prior written approval thereof.  If such approval is granted, Lessee will cause the work to be performed, at its expense, promptly, efficiently, competently and in a good and workman like manner by duly qualified or licensed persons or entities, without interference with or disruption to the construction of the Building and/or the Premises by Lessor, the operations of other lessees of the Building or their contractors.  All such work shall be performed in compliance with all applicable codes, rules, regulations and ordinances.  All alterations, improvements and additions made by Lessee, or by Lessor at Lessee's request as aforesaid, shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Lessor, unless Lessor shall, prior to the termination of this Lease, have given written notice to Lessee to remove same, in which event Lessee shall remove such alterations, improvements and additions and restore the Premises to the same good order and condition in which it was at the date of this Lease.  Should Lessee fail so to do, Lessor may do so, collecting the cost and expense thereof from Lessee as Additional Rent; or, at Lessor's option, by application of the Deposit (as hereinafter defined) paid hereunder.
B.          Lessee shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the Premises, the Property or any part thereof; should Lessee cause any improvements, alterations or repairs to be made to the Premises, or material furnished or labor performed therein or thereon, neither Lessor nor the Premises nor any improvement shall under any circumstance be liable for the payment of any expenses incurred or for the value of any work done or material furnished to the Premises or any part thereof; but all such improvements, alterations, materials and labor shall be done at Lessee's expense, and Lessee shall be solely and wholly responsible for contractors, laborers and materialmen furnishing labor and material to the Premises or any part thereof.  If any mechanics' or other lien shall at any time be filed against the Premises or the Property by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Lessee or to anyone holding the Premises through or under Lessee, Lessee shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Lessor.  If Lessee shall fail to cause such lien to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right of Lessor, Lessor may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Lessor, including reasonable attorney's fees incurred by Lessor, shall be due and payable by Lessee to Lessor as Additional Rent.

10.          AFFIRMATIVE COVENANTS OF LESSEE.
A.          At all times during the Term, Lessee covenants and agrees:
(1)          To give to Lessor prompt written notice of any accident, fire or damage occurring in or to the Premises;
(2)          To comply with reasonable rules and regulations of the Property in effect on the Commencement Date or at such other time or times and from time-to-time promulgated by Master Landlord pursuant to the Master Lease;
(3)          To keep the Premises clean, orderly and quiet;
(4)          Not to bring or keep anything in or about the Premises that would cause a cancellation of any insurance covering the Property or an increased premium.  If Lessee's use causes an increase in insurance premiums for the Property, Lessee shall pay to Lessor, as Additional Rent, a sum equal to the difference between the original premium and the increased premium;
(5)          To obtain all permits and licenses necessary to conduct business in the Premises for the uses as specified herein and to comply promptly and fully with all present and future laws, ordinances, orders and regulations of any governmental authority or board of fire underwriters having jurisdiction which relate to the use or occupancy of the Premises;
B.          Lessee shall not, at any time during the Term use the plumbing facilities in the Property for any purpose other than that for which they were constructed or dispose of any damaging or injurious substance therein.
11.          FIRE; CASUALTY.
A.          If the Premises or the Building are damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a "Casualty") Lessor shall advise Lessee within thirty (30) days of the date of the casualty as to whether or not the restoration will take more than one hundred and eighty (180) days to complete and if the restoration shall take more than one hundred and eighty (180) days to restore (or if the restoration actually takes more than one hundred and eighty (180) days), Lessee shall have the right to terminate this Lease, effective as of the date of the Casualty, by providing written notice to Lessor within five (5) days of receipt of written notice from Lessor as to the length of time required to complete the restoration.  If the restoration shall take less than one hundred and eighty (180) days to complete, Master Landlord pursuant to and under and subject to the terms and conditions of the Master Lease shall complete such repairs, but not including the repair, restoration or replacement of the fixtures or alterations installed by Lessee.  Notwithstanding anything to the contrary herein, any termination of the Master Lease as a result of a Casualty shall result in a termination of this Lease.

B.          Lessee shall receive an abatement of its Rentals to the extent the Premises are rendered untenantable as a result of a Casualty and a refund of any Rentals paid by Lessee for periods after the date of such casualty.
12.          EMINENT DOMAIN.
A.          If the entire Property or Building of which the Premises is a part shall be permanently condemned or taken as the result of the exercise of the power of eminent domain, or if Master Landlord or Lessor shall convey the Premises under the threat of the exercise of such power (any of which shall be deemed a "condemnation" for the purpose of this Lease), then, in that event, this Lease and all of the right, title and interest of Lessee hereunder shall cease and terminate as of the date on which Lessor is required to surrender possession of the Premises, and all Rentals paid or payable by Lessee hereunder shall be apportioned as of such surrender date and Rentals paid by Lessee for periods after such date shall be refunded to Lessee.
B.          If a portion of the Property not including the Building or the Premises shall be condemned or taken then this Lease shall only terminate if (i) access to or parking for the Premises is reduced or restricted as a result of such condemnation or (ii) such condemnation results in a termination of the Master Lease.
C.          Lessee shall only have the right to make a claim against the condemning authority for its moving and relocation expenses and not otherwise except to the extent that such claim does not reduce the amount of the award otherwise payable to Master Landlord.
13.          RELEASE OF CLAIMS.
Lessor and Lessor's agents, employees and contractors shall not be liable for, and Lessee hereby releases Lessor from all claims for, damage to person or property sustained by Lessee or any person claiming through Lessee resulting from any fire, accident, occurrence or condition in or upon the Premises or Property including, but not limited to such claims for damage resulting from:  (a) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, water pipes, stairs, railings or walks; (b) any equipment or appurtenances becoming out of repair; (c) the bursting, leaking or running of any tank, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises or Building; (d) the backing-up of any sewer pipe or downspout; (e) the escape  of hot water; (f) water, snow or ice being upon or coming through the roof or any other place upon or near the Premises or otherwise; (g) the falling of any fixture, plaster or stucco; (h) broken glass; (i) any act or omission of co‑tenants or other occupants of the Property; and (j) vandalism, lost or stolen property and malicious mischief.

14.          WAIVER OF SUBROGATION.
Notwithstanding any other provision herein, Lessor and Lessee hereby release each other from liability for loss or damage to the property of the party granting such release, even if the loss or damage occurred through the negligence of such other party or its  agents, servants, invitees or employees, provided that this release shall be effective only with respect to loss or damage:  (i) covered by insurance; and (ii) occurring during such time as the relevant insurance policy of the party granting such release contains a clause to the effect that this release does not affect such policy or the right of the insured to recover thereunder.  Each party will use its best efforts to obtain such a clause but, if an additional premium is charged therefor, the party benefiting therefrom, if it desires to have the waiver, will pay to the other the amount of such additional premium promptly upon being billed therefor.
15.          INSPECTION AND ACCESS.
Lessor expressly reserves the right to enter the Premises at any reasonable time and upon reasonable notice to examine or to make such repairs, additions or alterations as it may deem necessary for the safety, improvement or preservation thereof, but Lessor assumes no obligation to make repairs other than as expressly stated in this Lease.  The exercise of any reserved right by Lessor shall not be deemed an eviction or disturbance of Lessee's use and possession of the Premises and shall not render Lessor liable in any manner to Lessee or to any other person.
16.          ASSIGNMENT, SUBLETTING AND MORTGAGING.
A.          Lessee shall not assign, mortgage or encumber this Lease, in whole or in part, or sublet the whole or any part of the Premises, or permit the use of the whole or any part of the Premises by any licensee without first obtaining the written consent of Lessor and Master Landlord pursuant to and under and subject to the terms and conditions of the Master Lease.  Consent to any particular assignment or subletting shall not be construed as consent to any further or future assignment or subletting nor obligate Lessor or Master Landlord to consent to any further or future assignment or subletting.
B.          If this Lease or any interest herein be assigned or otherwise encumbered or if the Premises or any part thereof be sublet or used or occupied by anyone other than Lessee without Lessor's prior written consent having been obtained thereto, Lessor may nevertheless collect the Rentals from the assignee, sublessee, user or occupant and apply the net amount collected to the Rentals herein reserved, and no such collection shall be deemed a waiver of Lessee's violation of the covenants contained herein or an acceptance of the assignee, sublessee, user or occupant as Lessee hereunder, or constitute a release of Lessee from the further performance by Lessee of the terms and provisions of this Lease.  If this Lease or any interest of Lessee herein be assigned or encumbered or if the whole or any part of the Premises be sublet or used or occupied by others after having obtained Lessor's prior written consent thereto, Lessee shall nevertheless remain liable for the payment of the Rentals and the full performance of all obligations required to be performed by Lessee under this Lease and Lessee will require any assignee to execute and deliver to Lessor an assumption of liability agreement in form satisfactory to Lessor including an assumption by assignee of all of the obligations of Lessee and the assignee's ratification of and agreement to be bound by all of the provisions of the Lease.  In addition, Lessee shall pay to Lessor (at least five (5) days before the effectiveness of the proposed assignment or sublease, and regardless of whether such proposed assignment or sublease is approved by Lessor or otherwise becomes effective) the sum equal to any and all of Lessor's costs of review and other administrative expenses in connection with such proposed assignment or sublease, such amount not to be less than Three Thousand ($3,000.00) Dollars.
C.          (1)          In the event Lessee is a corporation, any dissolution, merger, consolidation or other reorganization of such corporation or any pledge of or any issue, sale or other transfer of a controlling percentage of the corporate stock of Lessee (whether in a single transaction or cumulatively) shall constitute an assignment of this Lease for all purposes of Section 18A.  The term "controlling percentage", as used herein, shall mean the ownership of stock possessing, or having the right to exercise, at least fifty‑one percent (51%) of the total combined voting power of all the classes of issued and outstanding stock of such corporation entitled to vote for the election of directors, whether such ownership be direct ownership, or indirect ownership through ownership of stock of another corporation.  This subsection shall not apply whenever Lessee is a corporation the outstanding voting stock of which is listed on a recognized security exchange.
17.          DEFAULT.
A.           "Event of Default" defined.
(1)          The sale of Lessee's interest in the Premises under attachment, execution or similar legal process; or if Lessee is adjudicated as bankrupt or insolvent under any state bankruptcy or insolvency law or an order for relief is entered against Lessee under the federal Bankruptcy Code and such adjudication or order is not vacated within sixty (60) days;
(2)          The commencement of a case under any chapter of the federal Bankruptcy Code by or against Lessee or the filing of a voluntary or involuntary petition proposing the adjudication of Lessee as bankrupt or insolvent, or the reorganization of Lessee or an arrangement by Lessee or any guarantor with its creditors, unless the petition is filed or case commenced by a party other than Lessee and is withdrawn or dismissed within sixty (60) days after the date of its filing;
(3)          The admission in writing by Lessee of its inability to pay its debts when due;
(4)          The appointment of a receiver or trustee for the business or property of Lessee unless such appointment shall be vacated within sixty (60) days of its entry;
(5)          The making by Lessee of an assignment for the benefit of its creditors, or if in any other manner Lessee's interest in this Lease shall pass to another by operation of law;

(6)          The failure of Lessee to pay any Rentals or other sum of money within ten (10) days after receipt of written notice from Lessor that the same is due hereunder, provided, however, if Lessee shall default in the payment of Rentals two (2) or more times in any twelve (12) month period, that notwithstanding such defaults have each been cured by Lessee, any further default in the payment of Rentals shall be deemed an Event of Default without the ability for cure;
(7)          Default by Lessee in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Lessor, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Lessee shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same; provided, however, if Lessee shall default in the performance of any such covenant or agreement of this Lease two (2) or more times in any twelve (12) month period, that notwithstanding such defaults have each been cured by Lessee, any further similar default shall be deemed an Event of Default without the ability for cure; and
(8)          An event of default under the Master Lease by Lessor.
(9)          The occurrence of any other event described as constituting an "Event of Default" elsewhere.
B.          Remedies.
Upon the occurrence and continuance of an Event of Default, Lessor without notice to Lessee in any instance (except where expressly provided for below) may do any one or more of the following:
(1)          All Rentals and all other sums payable hereunder for the balance of the Term shall immediately become due and payable as if by terms of this Lease they were payable in advance, and may immediately proceed to collect, confess judgment or bring action for said Rentals and other sums, as being in arrears, or may enter judgment therefor as herein provided for in case of Rentals and other sums in arrears, or may file a proof of claim in any bankruptcy or insolvency proceedings for such Rentals and other sums, or Lessor may institute any other proceedings to enforce payment thereof.
(2)          With judicial process, Lessor may enter the Premises and take possession of any and all goods, inventory, equipment, fixtures and all other personal property of Lessee situated in the Premises without liability for trespass or conversion, and may sell all or any part thereof at public or private sale.  Lessee agrees that five (5) days' prior notice of any public or private sale shall constitute reasonable notice.  The proceeds of any such sale shall be applied, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property, including all attorneys' fees; second, toward the payment of any indebtedness, including (without limitation) indebtedness for Rentals, which may be or may become due from Lessee to Lessor; and third, to pay Lessee, on demand in writing, any surplus remaining after all indebtedness of Lessee to Lessor has been fully paid.

(3)          Lessor may perform, on behalf and at the expense of Lessee, any obligation of Lessee under this Lease which Lessee has failed to perform and of which Lessor shall have given Lessee notice, the cost of which performance by Lessor, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed additional rent due under this Lease and shall be payable by Lessee to Lessor upon demand.
(4)          Lessor may elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Lessee, and may reenter the Premises, without the necessity of legal proceedings, and may remove Lessee and all other persons (if Lessee is still in possession) and property from the Premises, and may store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee without resort to legal process and without Lessor being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.
(5)          Lessor may terminate Lessee's right to possess the Premises and re‑enter the Premises without terminating this Lease by giving written notice thereof to Lessee, in which event Lessee shall pay to Lessor (i) all Rentals and other amounts accrued hereunder to the date of termination of possession, (ii) all costs and expenses (including court costs and reasonable attorney's fees and expenses) in obtaining possession of the Premises; all costs incurred in repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition reasonably acceptable to a new tenant; if Lessee is dispossessed of the Premises and this Lease is not terminated,  reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); and all costs incurred in performing Lessee's obligations which Lessee failed to perform; and (iii) all Rentals and other net sums required hereunder to be paid by Lessee during the remainder of the Term, diminished by any net sums thereafter received by Lessor through reletting the Premises during such period, after deducting all costs incurred by Lessor in reletting the Premises.  If Lessor elects to proceed under this Section 17B(5), Lessor may remove all of Lessee's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Lessee, without becoming liable for any loss or damage which may be occasioned thereby.  Lessor's right of re‑entry shall become effective immediately upon an Event of Default and Lessee hereby waives any waiting period or right to cure that may otherwise be available by Law.  Lessor shall use reasonable efforts to relet the Premises on such terms as Lessor, in its reasonable discretion, may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Lessor shall not be obligated to relet the Premises before leasing other portions of the Property.  Lessor shall not be liable for, nor shall Lessee's obligations hereunder be diminished because of Lessor's failure to relet the Premises or to collect rent due for such reletting.  Lessee shall not be entitled to the excess of any consideration obtained by reletting over the Rentals due hereunder.  Reentry by Lessor in the Premises shall not affect Lessee's obligations hereunder for the unexpired Term; rather, Lessor may, from time to time, bring an action against Lessee to collect amounts due by Lessee, without the necessity of Lessor's waiting until the expiration of the Term.  Unless Lessor delivers written notice to Lessee expressly stating that it has elected to terminate this Lease, all actions taken by Lessor to dispossess or exclude Lessee from the Premises shall be deemed to be taken under this Section 17B(5).  If Lessor elects to proceed under this Section 17B(5), it may at any time elect to terminate this Lease under Section 17B(4).

(6)          Lessor may exercise any other legal or equitable right or remedy which it may have.
(7)          Notwithstanding the provisions of Section 17B(3) above and regardless of whether an Event of Default shall have occurred, Lessor may exercise the remedy described in Subsection 17B(3) without any notice to Lessee if Lessor, in its good faith judgment, believes it would be injured by failure to take rapid action or if the unperformed obligation of Lessee constitutes an emergency.
(8)          Any costs and expenses incurred by Lessor (including, without limitation, attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rent and shall be repaid to Lessor by Lessee upon demand.
C.          Damages.
If this Lease is terminated by Lessor pursuant to Section 17B above, Lessee nevertheless shall remain liable for all Rentals and damages which may be due or sustained by Lessor, and all reasonable costs, fees and expenses including, but not limited to, attorney's fees, costs and expenses incurred by Lessor in pursuit of its remedies hereunder, or in renting the Premises to others from time to time and an amount or amounts equal to the total accelerated Rentals which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount or amounts of rental, if any, which Lessor shall receive during such period from others to whom the Premises may be rented, in which case such liquidated damages shall be computed and payable at Lessor's option either in an accelerated lump sum payment in an amount equal to the total Rentals due for the remaining Term of the Lease, or payment in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term, would have expired but for such termination, and any suit or action brought to collect any such liquidated damages for any month shall not in any manner prejudice the right of Lessor to collect any liquidated damages for any subsequent month by a similar proceeding.
If this Lease is terminated pursuant to Section 19B, subject to the terms and conditions of the Master Lease, Lessor may relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises as Lessor, in its absolute discretion, may determine), but Lessor shall not be liable for, nor shall Lessee's obligations hereunder be diminished by reason of, any failure by Lessor to relet the Premises or any failure by Lessor to collect any rent due upon such reletting.

D.          Assignment in Bankruptcy.
In the event of an assignment by operation of law under the federal Bankruptcy Code, or any state bankruptcy or insolvency law and Lessor elects not to terminate this Lease under Section 19B, the assignee shall provide Lessor with adequate assurance of future performance of all of the terms, conditions and covenants of the Lease, which shall include, but which shall not be limited to, assumption of all the terms, covenants and conditions of the Lease by the assignee and the making by the assignee of the following express covenants to Lessor:
(1)          That assignee has sufficient capital to pay the Rentals and other charges due under the Lease for the entire Term; and
(2)          That assumption of the Lease by the assignee will not cause Lessor or Master Landlord to be in violation or breach of any provision in any other lease, financing agreement or operating agreement related to the Property; and
(3)          That such assignment and assumption by the assignee will not substantially disrupt or impair any existing lessee mix in the Property.
E.          Default Rate.
The term "Default Rate" shall mean an annual rate of interest equal to the prime rate of interest as published in the Wall Street Journal, from time to time, plus three percent (3%) per annum or the maximum interest rate permitted by law, whichever is lower.
18.          DEFAULT BY LESSOR; NOTICE TO MORTGAGEE.
A.          Lessor shall be in default of this Lease if it (i) fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within thirty (30) days after notice of the default has been given by Lessee to Lessor or (ii) is in default under the Master Lease, subject to any applicable cure period.  If Lessee at any time, by reason of Lessor's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessee shall be due immediately from Lessor to Lessee at the time the sum is paid.  Lessee's remedies shall be limited to actual damages plus interest thereon at the Default Rate.
B.          After receiving written notice from any person, firm or other entity, that such entity holds a mortgage which includes as part of the mortgaged premises the Premises, Lessee shall, so long as such mortgage is outstanding, be required to give to such holder the same notice as is required to be given to Lessor under the terms of this Lease, but such notice may be given by Lessee to Lessor and such holder concurrently.  It is further agreed that such holder shall have the same opportunity to cure any default, and the same time within which to effect such curing, as is available to Lessor, plus an additional ten (10) days, which cure period shall run from the date that Lessee gives notice to such holder, and if necessary, to cure such a default, such holder shall have access to the Premises upon reasonable prior notice to Lessee.

19.          SIGNS; DIRECTORY.
A.          Lessor shall use commercially reasonable efforts to cause Master Landlord, at Lessee's sole cost and expense, to place Lessee's name and suite number on the Building standard sign and on or beside the entrance door to the Premises.  Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without Lessor's and Master Landlord's prior written consent.  All signs installed by Lessee shall be maintained by Lessee in good condition and Lessee shall remove all such signs at the termination of this Lease and shall repair any damage caused by such installation, existence or removal.
20.          COMMISSIONS.
The parties hereto agree that no real estate commissions shall be payable by either party to this Lease unless such party has agreed in writing with a licensed real estate broker to pay such commission.  Each party shall hold the other party harmless from all damages resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the other party has or purportedly has dealt.  Notwithstanding anything to the contrary contained herein, Lessor shall pay a commission to Newmark Grubb Knight Frank pursuant to the terms of a separate commission agreement.
21.          WAIVER.
No waiver or acquiescence by either Lessor or Lessee of any breach of this Lease shall be binding upon the party making such waiver unless in writing.  In addition, any such written waiver shall not be considered to be a waiver of any other or subsequent breach.
22.          NOTICES.  All notices, requests, demands and other communications hereunder shall be in writing and shall be personally delivered or sent to the address set forth below by registered or certified mail, postage prepaid, return receipt requested, or by a recognized overnight delivery service, or delivered or sent by facsimile and shall be deemed received (i) if personally delivered, the date of delivery to the address of the person to receive such notice (ii) if mailed three (3) business days after the date of posting by U.S. Mail, (iii) if given by Federal Express, Airborne Express or a similar overnight delivery service, the following business day, or (iv) if sent by telex or telecopy, when confirmation of delivery is received:
Lessor:	Luigi Bormioli Corporation Attention: Chief Financial Officer 41 Madison Avenue, 22nd Floor New York, NY 10010

With a copy to:
The Tannenbaum Law Group, LLC
Attn: Gary Tannenbaum, Esquire
600 West Germantown Pike, Suite 400
Plymouth Meeting, PA  19462
Tel:  610-940-1656
Fax:  302-298-0828
Lessee:	Strata Skin Sciences, Inc.
Attn: Jay Sturm, Esquire, General Counsel
100 Lakeside Drive
Suite 100
Horsham, PA 19044
Tel: 610-219-3600
Fax: 610-219-3209

With a copy to:
Stevens & Lee, P.C.
Attn: Joseph E. Wolfson, Esquire
1818 Market Street
29th Floor
Philadelphia, PA  19103
Tel:  215-575-0100
Fax:  215-851-0214
23.          SUCCESSORS AND ASSIGNS.
All rights, obligations and liabilities herein given to, or imposed upon the respective parties hereto, shall extend to and bind the several and respective heirs, executors, administrators, successors, sub‑lessees and assigns of said parties, subject to the provisions of Section 18 hereof; and, if there shall be more than one (1) Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements herein.  No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as aforesaid.
24.          SECURITY DEPOSIT.  Lessee has deposited with the Lessor the sum of Fifteen Thousand Six Hundred Forty‑Two and 64/100 ($15,642.64) Dollars (the "Deposit") to be held by Lessor as security for Lessee's satisfactory performance of the terms, covenants and conditions of this Lease including the payment of Base Rent and Additional Rent.

A.          Application of the Deposit.  Lessor may use, apply or retain the whole or any part of the Deposit to the extent required for the payment of any Base Rent or any other sum as to which Lessee is in Default or for any sum which Lessor may expend or may be required to expend by reason of Lessee's Default in respect of any of the terms, covenants and conditions of this Lease including any damages or deficiency in the re‑letting of the Premises or other reentry by Lessor.
B.          Replenishment of the Deposit.  If Lessor uses, applies or retains the whole or any part of the Deposit, Lessee shall replenish the Deposit to its original sum of Fifteen Thousand Six Hundred Forty‑Two and 64/100 ($15,642.64) Dollars five (5) business days after being notified by the Lessor of the amount due.  An Event of Default shall occur if the amount due is not paid within the required time period.
C.          Transfer of Property.  In the event of a sale or leasing of the Property or any part thereof, of which the Premises form a part, Lessor shall have the right to transfer the Deposit to the vendee or lessee and Lessor shall ipso facto be released by Lessee from all liability for the return of said Deposit; and Lessee agrees to look solely to the new Lessor for the return of said Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Deposit to a new Lessor.
D.          Prohibition on Lessee Assignment.  Lessee covenants that it shall not assign or encumber the Deposit given to Lessor pursuant to this Lease.  Neither Lessor, its successors or assigns shall be bound by any such assignment or encumbrance or any attempted assignment or encumbrance.
E.          When Returned.  In the event Lessee shall fully and faithfully comply with all the terms, covenants and conditions of this Lease, any part of the Deposit not used or retained by Lessor shall be returned to Lessee within ten (10) days after the later of (i) the termination date of this Lease, and (ii) the date Lessee vacates the Premises which obligation to return the Deposit shall survive the expiration or termination of this Lease.
25.          CERTIFICATES.
Lessee shall, upon request from Lessor, at any time and from time-to-time, execute, acknowledge and deliver to Lessor a written certificate within seven (7) business days of the request therefor certifying as follows:
(a)          That this Lease is unmodified and in full force and effect (or, if there has been a modification, stating the nature thereof and that the Lease is in full force and effect as modified);
(b)          That Lessee has accepted and occupied the Premises and the Commencement Date and Rent Commencement Date;
(c)          That to the best of Lessee's knowledge, there are no uncured defaults on the part of Lessor (or if any such defaults exist, the specific nature and extent thereof);
(d)          That Lessee has no claim or offset against Lessor;

(e)          The date to which Rentals have been paid in advance, if any; and
(f)          Such other matters as Lessor or Lessor's lender may reasonably request.
Any certificate may be relied upon by any prospective purchaser of the Property and any prospective mortgagee of the Property.
26.          SURRENDER AND HOLDING OVER.
Lessee, upon expiration or termination of this Lease, either by lapse of time or otherwise, agrees peaceably to surrender to Lessor the Premises in broom-clean condition and in good repair as required by Section 9, above.  In the event that Lessee shall fail to surrender the Premises upon demand, Lessor, in addition to all other remedies available to it hereunder, shall have the right to receive, as liquidated damages for all the time Lessee shall so retain possession of the Premises or any part thereof, an amount equal to twice the Base Rent and Additional Rent specified in Section 3, above, and as applied to such period.
27.          FORCE MAJEURE.
In the event that Lessor or Lessee shall be delayed, or hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, or for other reasons beyond the control of the party claiming force majeure, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.  The provisions of this section 27 shall not apply to either party's monetary obligations under this Lease.
28.          LIMITATION OF LESSOR'S LIABILITY.
In the event Lessor shall assign the interest of Lessor in and to this Lease or the Master Lease, all liabilities and obligations on the part of Lessor under this Lease accruing after such conveyance shall, subject to the provisions of Section 24C of this Lease, be solely the obligations of the new lessor under this Lease or the new lessee under the Master Lease, as applicable.
29.          COVENANT OF QUIET ENJOYMENT.
Lessor covenants and agrees that Lessee upon paying the Rentals herein reserved and performing and observing the covenants, conditions and agreements hereof upon the part of Lessee to be performed and observed, shall and may peaceably hold and enjoy the Premises during the Term hereof, without any interruption or disturbance from Lessor, or anyone claiming by, through or under Lessor, subject, however, to the terms of this Lease.  This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as a personal covenant of Lessor, except to the extent of Lessor's interest in the Premises and only so long as such interest in the Premises shall continue, and thereafter this covenant shall be binding only upon such subsequent owners and successors in interest, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

30.          MASTER LEASE.
A.          Lessee acknowledges that Lessor, as tenant, is currently leasing the Premises from RVOP I LP, as landlord ("Master Landlord"), pursuant to an Agreement of Lease dated December 22, 2003 as amended by a First Amendment to Lease Agreement dated August 11, 2015 between Liberty Property Limited Partnership, predecessor in interest to landlord ("Original Master Landlord"), and Lessor, as tenant, as assigned by Original Master Landlord to Master Landlord pursuant to an assignment dated December 3, 2015 (hereinafter collectively, the "Master Lease").  Lessor and Lessee acknowledge that the terms and conditions of this Lease are under and subject to the terms and conditions of the Master Lease, and Lessee agrees to be bound by all of the non-monetary obligations of the Master Lease.  Lessee shall have no monetary obligations with respect to the Master Lease, however,  except as may be specifically set forth herein. This Lease is conditioned on Master Landlord's consent hereto.  Lessor agrees to use commercially reasonable efforts to obtain Master Landlord's written consent to this Lease in the form attached hereto as Exhibit "C" within thirty (30) days of the Execution Date (such consent, in the form attached hereto as Exhibit "C", the "Master Landlord Consent").  If Lessor is unable to obtain the Master Landlord Consent within thirty (30) days of the Execution Date then (i) this Lease shall automatically terminate and be of no further force and effect, (ii) the Deposit shall be immediately refunded by Lessor to Lessee, (iii) the amount on deposit in the Escrow Deposit shall be distributed by Lessee to Lessor and Lessee in accordance with the provisions of this Agreement, and (iv) upon such refund and distribution, neither party shall have any further rights or obligations under this Lease.
31.          MISCELLANEOUS.
A.          Construction.  The words "Lessor" and "Lessee" shall mean, respectively, all parties Lessor or Lessee, regardless of number, and the word "he" shall be synonymous with "she", "it" and "they"; and the word "his" shall be synonymous with "her", "its" and "their".  Where appropriate, the singular shall include the plural.
B.          Entire Agreement.  This Lease and any and all Exhibits hereto set forth all of the covenants, promises, agreements, conditions and undertakings between Lessor and Lessee concerning the Premises, and Lessor and Lessee hereby acknowledge and agree that neither Lessor nor Lessee has made any covenants, promises or agreements to the other party hereto except those specifically set forth herein.
C.          Amendments.  This Lease may only be modified by a writing executed by both Lessor and Lessee.
D.          No Option.  The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease shall become effective only upon execution and delivery thereof by both parties.

E.          Applicable Laws.  This Lease and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provisions.  Venue on any action arising out of this Lease will be proper only in the Court of Common Pleas of Montgomery County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania.
F.          WAIVER OF JURY TRIAL.  LESSOR AND LESSEE HEREBY MUTUALLY WAIVE ANY RIGHTS WHICH EITHER MAY HAVE TO REQUEST A JURY TRIAL IN ANY PROCEEDING AT LAW OR IN EQUITY IN ANY COURT OF COMPETENT JURISDICTION.
/s/ DS
Initial
/s/ MCH
Initial

G.          Integration.  This Lease represents the final and complete agreement between Lessor and Lessee.  Any oral or written promise or representation made by either party prior to the signing of this Lease and not included in this Lease is not enforceable and shall have no effect on this Lease.
H.          Time of Essence.  Time is of the essence of each provision of this Lease.
I.          Exhibits.  All Exhibits referred to herein are attached to this Lease and incorporated by reference herein as though set forth in full.
J.          Authority.  If Lessor or Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the by-laws and pursuant to a duly enacted resolution of said corporation, and that this Lease is binding upon said corporation.
K.          No Warranty.  This Lease does not guarantee a continuance of light and air over the Premises or any space adjoining the Premises.
L.          No Joint Venture.  Any intention to create a joint venture or partnership is hereby expressly disclaimed.
M.          Execution Date.  Whenever this Lease refers to "the date of this Lease" or "the date this Lease has been executed" or "final execution of this Lease", or any variation thereof, such date shall refer to the Execution Date as such date shall be inserted in the first paragraph of this Lease.

N.          Construction of Lease.  Both parties hereto acknowledge that they have had the benefit of independent counsel with regard to this Lease and that this Lease has been prepared as a result of the joint efforts of all parties and their respective counsel.  Accordingly, both parties agree that the provisions of this Lease shall not be construed or interpreted against any party hereto based upon authorship.
IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above-written.
WITNESS/ATTEST:	LESSOR:
LUIGI BORMIOLI CORPORATION
September 28, 2108	By: /s/ Davide Sereni
Name: Davide Sereni
Title:Exec. V.P. & Gen. Mgr.

LESSEE:
STRATA SKIN SCIENCES, INC
September 28, 2108	By: /s/ Matthew C. Hill
Name: Matthew C. Hill
Title: CFO

Exhibit "A"
FLOOR PLAN

Exhibit "B"
RENT RIDER
BASE RENT
LEASE YEARS	Rent per sq. ft.	Annually	Monthly

1	$22.05	$187,711.65	$15,642.64
2	$22.80	$194,096.40	$16,174.70
3	$23.55	$200,481.15	$16,706.76
4	$24.30	$206,865.90	$17,238.82

Renewal Term

5	$25.05	$213,250.65	$17,770.89
6	$25.80	$219,635.40	$18,302.95

Exhibit "C"
MASTER LANDLORD CONSENT

CONSENT TO SUBLEASE

Tenant Name:          Luigi Bormioli Corporation
Premises:                  5 Walnut Grove Drive, Suite 140, Horsham, PA  19044
Sublessee Name:     Strata Skin Sciences, Inc.

This Consent to Sublease (this "Consent") is dated as of this 28th day of September, 2018, and is entered into by and between RV OP 1 LP, a Delaware limited partnership ("Landlord"), LUIGI BORMIOLI CORPORATION, a Pennsylvania corporation ("Tenant"), and STRATA SKIN SCIENCES, INC., a Delaware corporation ("Sublessee").  Landlord and Tenant are parties under that certain Lease Agreement dated December 22, 2003 (the "Original Lease") entered into by and between Liberty Property Limited Partnership, (Landlord's predecessor-in-interest) and Tenant, as amended by that certain First Amendment to Lease Agreement dated August 11, 2015 (the "First Amendment" and together with the Original Lease, collectively, the "Lease") for Suite 140 (the "Premises") consisting of approximately 8,513 rentable square feet of space located within Landlord's building identified as 5 Walnut Grove Drive, Horsham, PA  19044 (the "Building").  Tenant, as sublessor, desires to sublease to Sublessee all of the Premises (the "Subpremises") under and pursuant to that certain Sublease Agreement dated as of September 28, 2018, a copy of which is attached hereto and made a part hereof as Exhibit "A" (the "Sublease").  Pursuant to the terms of Section 18 of the Original Lease, Tenant shall not enter into or permit any Transfer, as defined in the Original Lease, without Landlord's consent.  Tenant and Sublessee are now requesting Landlord to consent to the Sublease for the Subpremises by and between Tenant and Sublessee.  In consideration of, and as a material inducement to, Landlord to enter into this Consent, Landlord does hereby grant its consent to such Sublease, subject to and specifically conditioned upon Tenant's and Sublessee's acknowledgment and acceptance of the following terms, conditions and obligations set forth in this Consent. Sublessee confirms that it has reviewed the Lease with any legal counsel of its choosing and understands all the obligations set forth therein.

1.	Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2.	Lease.

(a)	Landlord represents and warrants to Sublessee that attached hereto as Exhibit "B" is a true and correct copy of the Lease.

(b)
As of the date hereof, to Landlord's present actual knowledge without independent investigation, Landlord has not received any written notice from Tenant of any breach of, or default under, the Lease by Landlord, and Landlord knows of no event or condition which, with the passage of time or the giving of notice or both, would constitute such a breach or default by Landlord under the Lease.

(c)
As of the date hereof, to Landlord's present actual knowledge without independent investigation, Tenant is not in breach of, or default under, the Lease, and Landlord knows of no event or condition which, with the passage of time or the giving of notice or both, would constitute such a breach or default by Tenant under the Lease.  Notwithstanding the foregoing, any statement contained in the first sentence of this Section 2(c) shall not subject Landlord to damages or other liabilities if such statement is found to be untrue, or constitute a waiver or relinquishment by Landlord of any rights or remedies Landlord may have against Tenant under the Lease or this Consent regarding any past, present or future Tenant defaults under the Lease or this Consent, if any.

3.
No Release.  This Consent shall in no way release Tenant or any person or entity claiming by, through or under Tenant, including Sublessee, from any of its covenants, agreements, liabilities and duties under the Lease (including, without limitation, all duties to cause and keep Landlord and others named or referred to in the Lease fully insured and indemnified with respect to any acts or omissions of Sublessee or its Agents or other matters arising by reason of the Sublease or Sublessee's use or occupancy of the Premises, or any part thereof), as the same may be amended from time to time, without respect to any provision to the contrary in the Sublease.

4.
Tenant's Continuing Liability.  Tenant shall continue to be liable to Landlord for any event of default under the Lease, whether such event of default is caused by Tenant or Sublessee or anyone claiming by or through either Tenant or Sublessee, but the foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Sublessee pursuant to the Lease, in law or in equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Sublessee.

5.
Specific Provisions of Lease and Sublease.  This Consent consenting to the Sublease does not constitute approval by Landlord of any of the provisions of the Sublease or any related instrument; nor shall the Sublease or any related instrument be construed to amend the Lease in any respect, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Sublessee.  From and after the date of the Sublease Tenant ratifies all obligations of Tenant under the Lease.

(a)
Sublessee and Tenant shall comply with all provisions of the Lease, including without limitation relating to use and occupancy of the Property and the Premises, and Sublessee and Tenant agree to keep Landlord, Workspace Property Management, L.P., Workspace Property Trust, L.P., and others named or referred to in the Lease fully insured as additional named insured, and as set forth in Section 7(c)(ii) of the Original Lease, and to indemnify Landlord, Workspace Property Management, L.P., and Workspace Property Trust, L.P., pursuant to the same indemnification of Landlord by Tenant as set forth in Section 15 of the Original Lease; provided, that notwithstanding anything to the contrary contained herein, Sublessee shall have no obligation whatsoever under the Lease for any matter first arising after the earlier of (A) the expiration of the Term (as defined in Section 2 of the Sublease), as the same may be extended by the Renewal Term (as defined in Section 2 of the Sublease) or (B) the earlier termination of the Sublease.

(b)
In the event of any act or failure to act by Sublessee or its Agents that would be considered or deemed to be an event of default under the Lease, or if Landlord elects to require Sublessee to attorn to Landlord for the remainder of the term of the Sublease under Section 11 of this Consent and thereafter, Sublessee commits an event of default under the Lease, then in addition to the remedies available to Landlord against Tenant, Landlord shall have the right of direct action against Sublessee pursuant to the same remedies as are available to Landlord against Tenant; provided however, that notwithstanding anything to the contrary contained herein, (i) Sublessee shall have no obligation for a monetary default under the Lease in excess of its monetary obligations defined as the "Rentals" under Section 3 of the Sublease; and (ii) Sublessee's occupancy of the Subpremises shall be limited to the Term as set forth under Section 2 of the Sublease, unless sooner terminated or renewed as provided for therein.

(c)
Tenant and Sublessee agree that the Sublease or any other instrument shall not provide for rental or other payment based, in whole or in part, on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized, and any such purported sublease or other instrument shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of the Premises or any part thereof.

(d)          Throughout the Term, Tenant shall make the payments described, in the manner set forth in, Section 18(c)(ii) of the Original Lease.

6.
Certain Matters Regarding Lease.  Landlord hereby agrees explicitly on Tenant's behalf, (A) that subject to Section 8 of this Consent below, it may accept directly from Sublessee payments of Minimum Annual Rent and Annual Operating Expenses; provided, that at no time shall Sublessee have any obligation to make such payments unless Landlord elects and demands Sublessee to attorn to the Lease under and subject to the terms and conditions of Section 11 below in which event Sublessee's obligation shall be limited in amount as set forth in Section 11 below, and (B) that Landlord will (i) accept communications directly from, and will communicate directly with, Sublessee with regard to maintenance, repairs and replacement that may be the responsibility of Landlord under the Lease, and (ii) will perform and make, as applicable, all such maintenance, repairs and replacement when and as required by the Lease upon request via electronic mail made by Sublessee to Landlord's property manager, Kate Wertz at kwertz@workspaceproperty.com, and otherwise made  in accordance with the provisions of the Lease.

7.
Sublessee's Signage.  Landlord hereby agrees explicitly on Tenant's behalf that Landlord shall, at Sublessee's sole cost and expense, place Sublessee's name and suite number on the Building standard sign for the Subpremises and on or beside the entrance door to the Subpremises under and subject to the terms and conditions of Section 8 of the Original Lease except for the requirement of consent to such signage which is hereby granted by Landlord.  Sublessee shall be required to remove such signage at the expiration or earlier termination of the Sublease in accordance with and under and subject to the requirements concerning such removal as set forth in Section 8 of the Original Lease.

8.
Notice of Default; Cure Rights.  Landlord hereby agrees explicitly on Tenant's behalf (A) to concurrently provide a copy of all default notices, if any, to Tenant under the Lease to Sublessee at Sublessee's address set forth in the Sublease or such other address as Sublessee may provide to Landlord in writing in accordance with the notice provisions set forth in the Lease and (B) that Sublessee shall have the same period as afforded to Tenant under the Lease to cure any default by Tenant, which shall run concurrently with Tenant's cure period(s).  In the event Sublessee elects to cure a monetary event of default by Tenant under the Lease, Landlord agrees it will accept such payment directly from Sublessee on behalf of Tenant.

9.
Limited Consent.  This Consent is and shall be deemed limited solely to the Sublease, Tenant and Sublessee, and Landlord reserves the right to consent or to withhold consent and all other rights under the Lease with respect to any other matters including, without limitation, any proposed alterations and any further or additional subleases, assignments or transfers of the Lease or any interest therein or thereto including, without limitation, a sub-sublease or any assignment of the Sublease.

10.
Subordination.  The Sublease is, in all respects, subject and subordinate to the Lease, as the same may be amended from time to time.  Furthermore: (i) in the case of any conflict between the provisions of this Consent or the Lease and the provisions of the Sublease, the provisions of this Consent or the Lease, as the case may be, shall prevail unaffected by the Sublease; and (ii) in the case of any conflict between the provisions of this Consent and the provisions of the Lease, the provisions of this Consent shall prevail.

11.
Termination of Lease.  If, at any time prior to the expiration of the term of the Sublease, the Lease shall expire or be terminated for any reason (or Tenant's right to possession shall terminate without termination of the Lease), the Sublease shall terminate simultaneously.  However, Sublessee agrees, at the election and upon written demand of Landlord, and not otherwise, to attorn to Landlord for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Lease, except that the rent sums set forth in the Sublease shall be substituted for the Minimum Annual Rent and Annual Operating Expenses set forth in the Lease.  The foregoing provisions of this Section 11 shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative upon such written demand of Landlord, and no further instrument shall be required to give effect to such provisions.  Upon the request of Landlord, however, Sublessee agrees to execute, from time to time, documents in confirmation of the foregoing provisions of this Section 11 satisfactory to Landlord in which Sublessee shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

12.
Services.  Tenant agrees that Landlord, at its sole election, may furnish to the Subpremises services requested by Tenant on Sublessee's behalf other than or in addition to those to being provided under the Lease, and bill the Tenant directly for such services.  Tenant agrees to pay Landlord, as additional Rent under the Lease, all such sums due for the additional services contemplated herein pursuant to Section 7(g) of the Original Lease.  If Tenant shall fail to do so, however, Sublessee agrees to pay such amounts to Landlord upon demand, and the failure to pay the same upon demand shall be an event of default under the Lease.  Should Landlord deal directly with Sublessee pursuant to this Section 12 or otherwise, it is understood and agreed that such dealings are explicitly on Tenant's behalf.

13.
No Waiver; No Privity.  Nothing herein contained shall be deemed a waiver of any of Landlord's rights under the Lease or be construed to impair or modify any right otherwise exercisable by Landlord, whether under the Lease, any other agreement or in law.  In no event, however, shall Landlord be deemed to be in privity of contract with Sublessee or owe any obligation or duty to Sublessee under the Lease or otherwise, any duties of Landlord under the Lease being in favor of, for the benefit of and enforceable solely by Tenant, except to the extent arising from and after the exercise of Landlord's rights in Section 11 of this Consent.

14.	No Options. Any options to renew the Term or expand the Premises provided to Tenant in the Lease shall not be extended to or exercised by Sublessee.

15.
Notices.  Sublessee agrees promptly to deliver a copy to Landlord of all notices of default and all other notices sent to Tenant under the Sublease, and Tenant agrees promptly to deliver a copy to Landlord of all such notices sent to Sublessee under the Sublease.  All copies of any such notices shall be delivered to Landlord in accordance with the notice provisions set forth in Section 27 of the Original Lease to:

c/o Workspace Property Trust
700 Dresher Road, Suite 150
Horsham, PA 19044
Attention:  Anthony A. Nichols, Jr., Senior Vice President

With a copy to:

c/o Workspace Property Trust
700 Dresher Road, Suite 150
Horsham, PA 19044
Attention:  Nelson W. Way, Leasing Representative

16.
Parties Bound; Payment of Expenses.  By executing this Consent, Tenant and Sublessee acknowledge and agree: (a) to be bound by all of the terms and conditions of this Consent; and (b) that Landlord shall not be bound by this Consent unless Landlord receives from Tenant or Sublessee all of the documents and information required under Section 18 of the Original Lease, including without limitation: (i) current certified financial statements of Sublessee; (ii) a fully executed copy of the Sublease; (iii) an original copy of this Consent, (iv) a certificate of insurance evidencing Sublessee's compliance with the insurance requirements of Tenant under the Lease, and (v) timely payment for Landlord's reasonable administrative and legal expenses incurred in connection with this Consent.  All times are of the essence.

17.	Confession of Judgment.

(a)          Tenant and Sublessee agree to be bound to the following confession of judgment provision as "Tenant".  When the Lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which the Lease or a true and correct copy thereof shall be good and sufficient warrant.  AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING.  If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which the Lease or a true and correct copy thereof shall be good and sufficient warrant.

(b)          Only Tenant shall be bound to the following confession of judgment provision unless and until such time as Landlord exercises its rights under Section 11 of this Consent and elects to require Sublessee to attorn to Landlord for the remainder of the term of the Sublease, in which case, both Tenant and Sublessee agree to be bound by the following confession of judgment provision.  If Tenant shall default in the payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all sums due hereunder plus interest, costs and an attorney's collection commission equal to the greater of 10% of all such sums or $1,000, for which the Lease or a true and correct copy thereof shall be good and sufficient warrant; provided, however, that Sublessee shall have no obligation for a monetary default under the Lease in excess of its monetary obligations defined as the "Rentals" under Section 3 of the Sublease.

TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING.  ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT.  IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION.  Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said rental and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this lease and during any extended or renewal term of the Lease and after the expiration of any extended or renewal term of the Lease.

(c)          The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to the Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises.  Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

(d)          TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER AND (iii) TO THE FULLEST EXTENT PERMITTED BY LAW, ANY FIDUCIARY DUTIES OWED BY LANDLORD TO TENANT UNDER THE PROVISIONS OF 20 PA. C.S.A. §5601 ET SEQ.

18.
Severability.  If any provisions of this Consent shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Consent, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein.

19.
No Default.  Tenant acknowledges and agrees that the Lease is in full force and effect and that, to the best of Tenant's knowledge, (i) Tenant has no claims or offsets against Rent due or to become due thereunder (ii) all conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed, (iii) there are no uncured defaults on the part of Landlord under the Lease, and Tenant has not sent any notice of default to Landlord under the Lease, and there are no events that have occurred, which, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and Tenant has no claim against Landlord under the Lease.

20.	Full Force. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

21.
Ministerial Acts.  Each of Landlord, Sublessee and Tenant agrees that it will not raise or assert as a defense to any obligation under this Consent, the Lease or the Sublease, or make any claim that this Consent or the Lease or Sublease is invalid or unenforceable, due to any failure of this Consent or the Lease or the Sublease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

22.	Law. The Consent shall be governed by the Laws of the Commonwealth of Pennsylvania (without the application of any conflict of laws principles).

23.	Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

24.	Captions. The captions in this Consent are for convenience only, are not a part of this Consent and do not in any way define, limit, describe or amplify the terms of this Consent.

25.
Electronic Signature; Counterparts.  This Consent may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Consent, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single Consent.  This Consent shall become effective on the last of the dates that are set forth opposite a party's signature below.  Landlord, Sublessee and Tenant expressly agree that if the signature of any of Landlord, and/or Sublessee and/or Tenant on this Consent is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

Signature page follows.

IN WITNESS WHEREOF and intending to be legally bound and to bind their respective successors and assigns, Landlord, Tenant and Sublessee have executed this Consent.

LANDLORD:

RV OP 1 LP

By:          RV OP GP LLC,
its sole general partner

Date:  September 28, 2018                      By:   /s/ Anthony A. Nichols, Jr.
                                                                                Name:         Anthony A. Nichols, Jr.
                                                                                Title:          Senior Vice President

TENANT:

                                                                      LUIGI BORMIOLI CORPORATION

Date:  September 28, 2018                      By:   /s/ Davide Sereni
                                                                                Name:         Davide Sereni
                                                                                Title:          Executive Vice President

                                                                                SUBLESSEE:

                                                                      STRATA SKIN SCIENCES, INC.

Date:  September 28, 2018                    By:    /s/ Matthew C. Hill
                                                                                Name:           Matthew C. Hill
                                                                                Title:            CFO